As filed with the Securities and Exchange Commission on October 1, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0466366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 E. Middlefield Road Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

eGain Communications Corporation 2005 Management Stock Option Plan

(Full title of the plan)

Copy to:

Ashutosh Roy Chief Executive Officer eGain Communications Corporation 345 E. Middlefield Road Mountain View, CA 94043 (650) 230-7500	Stanley F. Pierson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share: to be issued under the eGain Communications Corporation 2005 Management Stock Option Plan	500,000 shares	$ 0.52	$ 260,000	$ 15
Total Registration Fee	N/A	N/A	N/A	$ 15

(1)	The securities to be registered include options and rights to acquire Common Stock.

(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of Common Stock as reported on the OTC Bulletin Board on September 26, 2008.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART I

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

Item 1.	Plan Information.

Item 2.	Registration Information and Employee Program Annual Information.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 21, 2005 (File No. 333-129854) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K (File No. 000-30260) for the fiscal year ended June 30, 2008.

(b)	The description of Registrant’s Capital Stock contained in Registrant’s Registration Statement on Form 8-A, filed September 3, 1999 (file No. 333-83439) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 30th day of September, 2008.

eGAIN COMMUNICATIONS CORPORATION

By:	/s/ Ashutosh Roy
Ashutosh Roy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ASHUTOSH ROY and ERIC SMIT, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashutosh Roy Ashutosh Roy	Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2008

/s/ Eric Smit Eric Smit	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 29, 2008

/s/ Gunjan Sinha Gunjan Sinha	Director	September 29, 2008

/s/ Mark A. Wolfson Mark A. Wolfson	Director	September 29, 2008

/s/ David Brown David Brown	Director	September 29, 2008

/s/ Phiroz D. Darukhanavala Phiroz D. Darukhanavala	Director	September 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm.

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained on signature page hereto).

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